UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (d)

On and effective March 19, 2021, the authorized number of directors on the Board of Directors (the “Board”) of DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) was increased from seven to nine, and each of Dr. Diana R. Rhoten and Mr. James A. (Jim) Lynch were appointed to serve as a member of the Board. Based on information provided by Dr. Rhoten and Mr. Lynch concerning their respective backgrounds, employment, and affiliations, the Board determined that each of them meets the independence requirements under the rules of the Nasdaq Stock Market (“Nasdaq”), including the additional independence requirements of Nasdaq and U.S. Securities and Exchange Commission applicable to members of the Nominating and Governance Committee and Audit Committee. Dr. Rhoten was appointed to serve as a member of the Nominating and Governance Committee and Mr. Lynch was appointed to serve as a member of the Audit Committee.

As non-employee directors, each of Dr. Rhoten and Mr. Lynch will be entitled to receive the same compensation paid by DIRTT to each of its non-employee directors as described under “Director Compensation” in DIRTT’s definitive proxy statement for its 2020 annual and special meeting of shareholders filed with the Securities and Exchange Commission on April 27, 2020, which description is incorporated herein by reference. There are no related party transactions between DIRTT and either of Ms. Rhoten or Mr. Lynch that would require disclosure under Item 404(a) of Regulation S-K. On March 22, 2021, the Company entered into its standard form of indemnification agreement with each of Dr. Rhoten and Mr. Lynch, which requires DIRTT to indemnify these individuals to the fullest extent permitted under the Business Corporations Act (Alberta) and to such greater extent as applicable law may hereafter from time to time permit. The foregoing description of the indemnification agreements does not purport to be complete and should be read in conjunction with and is qualified in its entirety by reference to the copies of the indemnification agreements attached as Exhibits 10.1 and 10.2 hereto, which are incorporated by reference into this report in its entirety.

Also on March 19, 2021, Mr. Wayne Boulais, a current member of the Board, informed the Board of his decision to retire from the Board at the end of his current term and not stand for re-election as a director at DIRTT’s 2021 annual general meeting of shareholders (the “2021 AGM”). Mr. Boulais’ term will expire in conjunction with the 2021 AGM. Mr. Boulais’ decision to retire and not stand for re-election is not as a result of any disagreement with DIRTT.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Lynch and Dr. Rhoten to the Board is furnished as Exhibit 99.1 hereto. The information furnished pursuant to the Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Indemnification Agreement, by and between the Company and James A. Lynch, dated March 22, 2021.

10.2	Indemnification Agreement, by and between the Company and Diana R. Rhoten, dated March 22, 2021.

99.1*	Press release dated March 23, 2021

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: March 23, 2021	By:	/s/ Charles R. Kraus
Charles R. Kraus
Senior Vice President, General Counsel & Corporate Secretary

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